Southern Connecticut Bancorp, Inc. 8-K

EXHIBIT 99.1

For More Information, Contact:
Joseph J. Greco
Chief Executive Officer
Stephen V. Ciancarelli
Senior Vice President & Chief Financial Officer
(203) 782-1100

Southern Connecticut Bancorp, Inc. Reports Third Quarter 2012 Results

NEW HAVEN, CONNECTICUT (November 19, 2012) – Southern Connecticut Bancorp, Inc. (NYSE MKT: SSE) (the “Company”), the holding company for The Bank of Southern Connecticut, today announced results of operations for the third quarter of 2012.  For the three months ended September 30, 2012, the Company earned $163,000 or $0.06 per share compared to a loss of $(251,000) or $(0.09) per share for the three months ended September 30, 2011.  The quarterly results led to the Company earning $64,000 or $.02 per share for the nine months ended September 30, 2012 compared to a loss of $(711,000) or $(0.26) per share for the nine months ended September 30, 2011.

Joseph J. Greco, the Company’s Chief Executive Officer, stated that “For the first nine months of 2012, we had profitable operations by recording a lower provision for loan losses when compared to 2011, primarily due to improvement in asset quality and a decrease in net charge-offs, and controlling expenses.  During the fourth quarter of 2011, we conducted a comprehensive review of our loan portfolio to identify and adequately provide for problem loans.  As a result of this review, we significantly increased our provision for loan losses, which contributed to the net loss recorded for 2011.  In late 2011 and early 2012, we employed the services of two independent loan review companies that confirmed our assessment of the loan portfolio.  By addressing problem loans last year, we were able to focus on managing costs and returning the Company to profitability in 2012.”

As of September 30, 2012 the Company had total Shareholders’ Equity of $11.8 million, reflecting a Tier 1 Leverage Capital Ratio of 9.49%.  Net loans decreased to $104.1 million at September 30, 2012 from $111.6 million at December 31, 2011, and cash and cash equivalents, including short term investments, decreased to $10.1 million as of September 30, 2012 from $24.9 million as of December 31, 2011.  The improvement in asset quality during 2012 led to total non-accrual loans decreasing by 15% to $4,916,000 at September 30, 2012 from $5,785,000 at December 31, 2011.  Total deposits decreased to $109.1 million as of September 30, 2012 from $132.6 million as of December 31, 2011.  Chief Financial Officer Stephen V. Ciancarelli commented that “The decreases in net loans and cash and cash equivalents correspond with the decrease in deposit liabilities during the nine months ended September 30, 2012 resulting from our execution of balance sheet management strategies to improve profitability and compliance with regulatory capital directives.”

For additional details, please refer to the Company’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 14, 2012 and is available on the Securities and Exchange Commission’s website at www.sec.gov.

About Southern Connecticut Bancorp, Inc.

Southern Connecticut Bancorp, Inc. is a commercial bank holding company dedicated to serving the banking needs of businesses located along the Connecticut shoreline from New Haven to Rhode Island.  Southern Connecticut Bancorp owns 100% of The Bank of Southern Connecticut, which is headquartered in New Haven, Connecticut.  The Bank of Southern Connecticut is a provider of commercial banking services to a client base of small to mid-sized companies with annual sales typically ranging from $1,000,000 to $30,000,000.  The Bank’s services include a wide range of deposit, loan and other basic commercial banking products along with a variety of consumer banking products.  The Bank currently operates four branches: two in New Haven, Connecticut, one in Branford, Connecticut and one in North Haven, Connecticut.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Forward-looking statements speak only as of the date they are made and are inherently subject to numerous risks and uncertainties.  A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements.  The Company disclaims any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.

SOUTHERN CONNECTICUT BANCORP, INC. AND SUBSIDIARIES
Highlights
September 30, 2012 and December 31, 2011 (unaudited)
	September 30,	December 31,
BALANCE SHEET DATA	2012	2011
Loans Receivable (net of ALLL)	$104,089,774	$111,644,142
Cash and Cash Equivalents	10,066,774	24,932,203
Investment Securities	2,914,771	3,849,847
Deposits:
Checking - Non Interest Bearing	29,861,639	31,003,581
Checking - Interest Bearing	8,464,114	5,149,535
Money Market	35,916,740	47,728,069
Savings	3,031,105	2,838,736
Time Deposits, less than $100,000	10,648,800	19,657,059
Time Deposits, $100,000 or more	21,204,446	26,253,701
Total Deposits	109,126,844	132,630,681

Total Assets	122,665,699	145,969,905

Total Shareholders' Equity	11,766,586	11,545,933
Shares outstanding at end of period	2,772,816	2,697,902

Book Value per Share	$4.24	$4.28
Tangible Book Value per Share	$4.24	$4.28

Tier 1 Leverage Capital Ratio	9.49%	7.41%

ALLL / (ALLL+Gross Loans, net of unearned income)	2.10%	2.02%
Non-Accruing Loans	$4,915,927	$5,785,355
ALLL / Non-Accruing Loans	.45 times	.40 times
Note: ALLL = Allowance for Loan and Lease Losses

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
STATEMENT OF OPERATIONS DATA	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Interest Income	$1,490,654	$1,785,568	$4,666,041	$5,453,025
Interest Expense	246,319	509,376	846,723	1,537,133

Net Interest Income	1,244,335	1,276,192	3,819,318	3,915,892
Provision for Loan Losses	30,000	373,152	240,254	1,039,212
Net Interest Income after
Provision for Loan Losses	1,214,335	903,040	3,579,064	2,876,680

Noninterest Income	181,719	150,526	500,934	422,237

Noninterest Expense	1,232,767	1,304,636	4,016,023	4,009,753

Net Income (Loss)	$163,287	$(251,070)	$63,975	$(710,836)

Net Interest Margin	4.36%	3.85%	4.31%	3.88%

PER SHARE DATA

Basic and Diluted Income (Loss) per Share	$0.06	$(0.09)	$0.02	$(0.26)

SOUTHERN CONNECTICUT BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (unaudited)
September 30, 2012 and December 31, 2011

	September 30,	December 31,
ASSETS	2012	2011
Cash and due from banks	$6,425,119	$18,167,794
Short term investments	3,641,655	6,764,409
Cash and cash equivalents	10,066,774	24,932,203

Interest bearing certificates of deposit	655,265	99,426
Available for sale securities (at fair value)	2,914,771	3,849,847
Federal Home Loan Bank stock	60,600	66,100
Loans receivable
Loans receivable	106,318,106	113,943,767
Allowance for loan losses	(2,228,332)	(2,299,625)
Loans receivable, net	104,089,774	111,644,142
Accrued interest receivable	402,800	434,302
Premises and equipment	1,940,975	2,014,665
Other real estate owned	631,786	374,211
Other assets held for sale	315,000	315,000
Other assets	1,587,954	2,240,009
Total assets	$122,665,699	$145,969,905

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$29,861,639	$31,003,581
Interest bearing deposits	79,265,205	101,627,100
Total deposits	109,126,844	132,630,681

Repurchase agreements	253,163	68
Capital lease obligations	1,156,167	1,161,938
Accrued expenses and other liabilities	362,939	631,285
Total liabilities	110,899,113	134,423,972

Commitments and Contingencies

Shareholders' Equity
Preferred stock, no par value; shares authorized: 500,000;
none issued	—	—
Common stock, par value $.01; shares authorized: 5,000,000;
shares issued and outstanding: 2012 2,772,816; 2011 2,697,902	27,728	26,979
Additional paid-in capital	22,725,494	22,569,489
Accumulated deficit	(10,986,407)	(11,050,382)
Accumulated other comprehensive loss - net unrealized loss
on available for sale securities	(229)	(153)
Total shareholders' equity	11,766,586	11,545,933
Total liabilities and shareholders' equity	$122,665,699	$145,969,905

See Notes to Consolidated Financial Statements

SOUTHERN CONNECTICUT BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
For the Three Months and Nine Months Ended September 30, 2012 and 2011
	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2011	2012	2011

Interest Income:
Interest and fees on loans	$1,477,497	$1,761,112	$4,625,896	$5,383,869
Interest on securities	559	72	1,008	274
Interest on federal funds sold and short-term and other investments		24,384	39,137	68,882

Total interest income	1,490,654	1,785,568	4,666,041	5,453,025

Interest Expense:
Interest expense on deposits	205,141	466,458	721,850	1,407,319
Interest expense on capital lease obligations	41,138	42,737	124,677	129,144
Interest expense on repurchase agreements and other borrowings		181	196	670
Total interest expense	246,319	509,376	846,723	1,537,133

Net interest income	1,244,335	1,276,192	3,819,318	3,915,892

Provision for loan losses	30,000	373,152	240,254	1,039,212

Net interest income after provision for loan losses	1,214,335	903,040	3,579,064	2,876,680

Noninterest Income:
Service charges and fess	94,562	108,089	262,468	315,839
Loan prepayment fees	46,308	—	91,516	—
Other noninterest income	40,849	42,437	146,950	106,398
Total noninterest income	181,719	150,526	500,934	422,237

Noninterest Expenses:
Salaries and benefits	671,629	596,944	2,198,504	1,976,617
Occupancy and equipment	162,404	158,615	458,379	501,084
Professional services	92,990	108,311	369,528	281,874
Data processing and other outside services	69,469	98,077	206,029	304,084
FDIC Insurance	50,824	65,609	158,230	182,973
Directors fees	43,175	74,950	122,375	236,650
Insurance	32,043	10,638	96,896	38,899
(Gain) loss on sale of other real estate owned	—	51,141	(2,896)	51,141
Other operating expenses	110,233	140,351	408,978	436,431
Total noninterest expenses	1,232,767	1,304,636	4,016,023	4,009,753

Net income (loss)	$163,287	$(251,070)	$63,975	$(710,836)

Basic and diluted income (loss) per share	$0.06	$(0.09)	$0.02	$(0.26)

See Notes to Consolidated Financial Statements